RLB Certified Public Accountant PLLC

Gulfport, FL 33707-3002

Phone 727-452-4803 Email robin@rlbcpa.biz

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Form 10 of my audit report dated January 23, 2015 relative to the financial statements of Opulent Acquisition, Inc. as of November 30, 2014 and the related statements of operations, stockholder deficit, and cash flows for the year then ended.

I also consent to the reference to the firm under the caption "Experts" in such Registration Statement (Form 10).

Gulfport, FL

February 16, 2015